Exhibit 10.2

Second Amendment to Loan Agreement

This Second Amendment to Loan Agreement (the “Amendment”) is made and entered into between inContact, Inc. (“Borrower”) and Zions First National Bank (“Lender”).

Recitals

1. Borrower and Lender have entered into a Loan Agreement dated July 16, 2009, as amended by that certain Amendment to Loan Agreement dated February 22, 2010 (the “Loan Agreement”).

2. Borrower and Lender desire to modify and amend the Loan Agreement as provided herein.

Amendment

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree and amend and modify the Loan Agreement as follows:

1. Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meaning when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa.

2. Amendments. The Loan Documents are hereby modified and amended as follows:

(a) Add the following definition to Section 1.1 Definitions of the Loan Agreement:

“Note Modification” means the Note Modification Agreement and Allonge (Promissory Note – Revolving Line of Credit) dated August 3, 2010, by and between Borrower and Lender, executed pursuant to this Amendment any and all modifications and replacements thereof.

(b) Section 6.14(a) Minimum EBITDA of the Loan Agreement is deleted and replaced in its entirety with the following:

a. Minimum Quarterly EBITDA. Borrower shall maintain a minimum quarterly EBITDA, measured as of the last day of each quarter, as follows:

Period Ending	Amount
September 30, 2010	$350,000.00
December 31, 2010	$450,000.00
March 31, 2011	$900,000.00
June 30, 2011 and thereafter	$1,500,000.00

(c) Section 10.15 Waiver and Release of Claims of the Loan Agreement is deleted and replaced with the following:

10.15 Waiver and Release of Claims

Borrower hereby (i) represents that neither the Borrower nor any affiliate or principal of Borrower has any defenses to or setoffs against any obligations owing by Borrower, or by Borrower’s affiliates or principals, to Lender or Lender’s affiliates, nor any claims against Lender or Lender’s affiliates for any matter whatsoever, related or unrelated to any obligations, and (ii) releases Lender and Lender’s affiliates, officers, directors, employees, representatives and agents from all claims, causes of action, and costs, in law or equity, known or unknown, whether or not matured or contingent, existing as of the date hereof that

Borrower has or may have by reason of any matter of any conceivable kind or character whatsoever, related or unrelated to the Loan, including the subject matter of the Loan Documents. The foregoing release does not apply, however, to claims for future performance of express contractual obligations that mature after the date hereof that are owing to Borrower by Lender or Lender’s affiliates. Borrower acknowledges that Lender has been induced to enter into or continue the obligations by, among other things, the waivers and releases in this paragraph.

(d) Section 9.15 Notices of the Loan Agreement is deleted and replaced with the following:

9.15 Notices

All notices or demands by any party to this Loan Agreement shall, except as otherwise provided herein, be in writing and may be sent by certified mail, return receipt requested. Notices so mailed shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Borrower or Lender at the mailing addresses stated herein or to such other addresses as Borrower or Lender may from time to time specify in writing. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

Mailing addresses:

Lender:

Zions First National Bank

Corporate Banking Group

One South Main Street, Suite 200

Salt Lake City, Utah 84111

Attention: Thomas C. Etzel, Sr. Vice President

With a copy to:

John A. Beckstead

Holland & Hart LLP

222 South Main Street, Suite 2200

Salt Lake City, Utah 84101

Borrower:

inContact, Inc.

7730 South Union Park Avenue, Suite 500

Salt Lake City, Utah 84047

Attention: Gregory S. Ayers

3. References. Each reference in the Loan Documents to any of the Loan Documents shall be deemed to be a reference to such documents as modified hereby.

4. Note Modification. Upon execution and delivery of this Amendment, Borrower shall execute and deliver the Note Modification.

5. Borrower Covenants. Borrower covenants with Lender as follows:

(a) Borrower shall execute, deliver, and provide to Lender such additional agreements, documents, and instruments as reasonably required by Lender to effectuate the intent of this Amendment.

(b) Borrower hereby fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, and suits of whatever kind or nature, in law or equity, that Borrower has or in the future may have, whether known or unknown, arising from or relating to the Loan, the Loan Documents, or the actions or omissions of Lender in respect to the Loan or the Loan Documents arising from events, acts or omissions occurring prior to the date hereof.

6. Payment of Expenses and Attorneys Fees. Borrower shall pay all reasonable expenses of Lender relating to the negotiation, drafting of documents, and documentation of this Amendment, including, without limitation, all reasonable attorneys fees and legal expenses. Lender is authorized and directed to disburse a sufficient amount of the Loan proceeds to pay these expenses in full.

7. Agreement Remains in Full Force and Effect. The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified hereby. Any property rights or rights to or interests in property granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

8. Integrated Agreement; Amendment. This Amendment, together with the Loan Agreement and the Loan Documents, constitutes the entire agreement between Lender and Borrower concerning the subject matter hereof, and may not be altered or amended except by written agreement signed by Lender. PURSUANT TO UTAH CODE SECTION 25-5-4, BORROWER IS NOTIFIED THAT THESE AGREEMENTS ARE A FINAL EXPRESSION OF THE AGREEMENT BETWEEN LENDER AND BORROWER AND THESE AGREEMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED ORAL AGREEMENT.

All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

This Second Amendment and the Loan Agreement shall be read and interpreted together as one agreement.

Date: August 3, 2010.

Lender:

Zions First National Bank

By:	/s/ Thomas C. Etzel
Name:	Thomas C. Etzel
Title:	Senior Vice President

Borrower:

inContact, Inc.

By:	/s/ Gregory S. Ayers
Name:	Gregory S. Ayers
Title:	Chief Financial Officer